UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2012 (December 12, 2011)

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Act of 1933, as amended, Behringer Harvard Opportunity REIT II, Inc. (which may be referred to as the “Registrant,” the “Company,” “we,” “our,” or “us”) hereby amends our Current Report on Form 8-K filed on December 16, 2011 to provide the required financial statements relating to our acquisition of a 345-unit garden style multifamily community located in Memphis, Tennessee (“Arbors Harbor Town”), as described in such Current Report.

After reasonable inquiry, we are not aware of any material factors relating to Arbors Harbor Town that would cause the revenues and certain operating expenses reported herein not to be necessarily indicative of future operating results.

Item 9.01                               Financial Statements and Exhibits.

		Page
(a)	Financial Statements of Business Acquired.

	Independent Auditors’ Report	3

	Statements of Revenues and Certain Operating Expenses for the Nine Months Ended September 30, 2011 (unaudited) and for the Year Ended December 31, 2010	4

	Notes to the Statements of Revenues and Certain Operating Expenses for the Nine Months Ended September 30, 2011 (unaudited) and for the Year Ended December 31, 2010	5

(b)	Pro Forma Financial Information.

	Unaudited Pro Forma Consolidated Financial Information	6

	Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2011	8

	Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2011	9

	Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2010	10

	Notes to Unaudited Pro Forma Consolidated Financial Statements	11

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Behringer Harvard Opportunity REIT II, Inc.

Addison, Texas

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the Arbors Harbor Town (the “Property”) for the year ended December 31, 2010. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as it relates to the Historical Summary as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting as it relates to the Historical Summary. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Historical Summary presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8K/A of Behringer Harvard Opportunity REIT II, Inc.) as described in Note 1 and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain operating expenses, as described in Note 1, of the Property for the year ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Saville Dodgen & Company, PLLC

Dallas, Texas

February 23, 2012

ARBORS HARBOR TOWN

STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 (UNAUDITED) AND

THE YEAR ENDED DECEMBER 31, 2010

(in thousands)

	Nine Months Ended September 30, 2011 (Unaudited)	Year Ended December 31, 2010
Revenues
Rental revenue	$2,868	$3,618
Tenant reimbursement and other income	219	268
Total revenues	3,087	3,886

Certain operating expenses
Property operating expenses	858	1,003
Real estate taxes	472	630
Management fees	123	155
General and administrative expenses	49	72
Total certain operating expenses	1,502	1,860

REVENUES IN EXCESS OF CERTAIN OPERATING EXPENSES	$1,585	$2,026

See accompanying Notes to the Statement of Revenues and Certain Operating Expenses.

Arbors Harbor Town

Notes to the Statements of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2011 (unaudited)

and for the Year Ended December 31, 2010

1.              BASIS OF PRESENTATION

On December 20, 2011, Behringer Harvard Opportunity REIT II, Inc. (“the Company”) purchased Arbors Harbor Town (the “Property”) through a joint venture formed between its wholly owned subsidiary and an unaffiliated third party, for $31.5 million, exclusive of closing costs, from Arbors of Harbor Town Joint Venture.  The Company owns a 94% interest in the joint venture and Harbor Town Apartments, an unaffiliated third party, owns the remaining 6% interest.  The multi-family property located in Memphis, Tennessee is a garden style community comprised of approximately 345 units on approximately 14.7 acres and contains approximately 335,000 square feet of rental area.

The statement of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC.  The Historical Summaries include the historical revenue and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property.  The Historical Summaries are not intended to be a complete presentation of the revenue and expenses of the Property for the nine month period ended September 30, 2011 and for the year ended December 31, 2010. The statements of revenues and certain operating expenses exclude interest expense, depreciation, and amortization, which may not be comparable to the proposed future operations of the Property.

2.              INTERIM UNAUDITED FINANCIAL INFORMATION

The statement of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2011, included in this report, are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consist of normal recurring items. Interim results are not necessarily indicative of results for a full year.

3.              PRINCIPLES OF REPORTING AND USE OF ESTIMATES

The preparation of the statement of revenues and certain operating expenses, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions of the reported amounts of revenues and certain operating expenses during the reporting period. Actual results may differ from those estimates.

4.              SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Property’s operations consist of rental revenue earned from its tenants under operating leases with lease terms typically for 12 months or less.  Rental revenue is recognized when earned.  Tenant reimbursement and other income is recognized when due and consists mainly of charges billed to tenants for application fees, administrative fees, utilities, cleaning and repair fees, and late fees.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations, and replacements are capitalized.

5.              SUBSEQUENT EVENTS

The Company evaluated events that occurred after December 31, 2010 and through February 23, 2012, the date these financial statements were available for issue, and other than those disclosed below, no subsequent events that met recognition or disclosure criteria were identified.

******

Behringer Harvard Opportunity REIT II, Inc.

Unaudited Pro Forma Consolidated Financial Information

On December 20, 2011, Behringer Harvard Opportunity REIT II, Inc., a Maryland corporation (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), through a joint venture (the “Arbors Joint Venture”) with Harbor Town Apartments, an unaffiliated third party, acquired a 345-unit garden style multifamily community currently known as Arbors Harbor Town Apartments (“Arbors Harbor Town”) located in Memphis, Tennessee from Arbors of Harbor Town Joint Venture, an unaffiliated third party.  The purchase price for Arbors Harbor Town, excluding closing costs, was $31.5 million, of which $5.5 million was paid in cash and the remaining $26 million was provided by a mortgage loan from Red Mortgage Capital, LLC, an unaffiliated third party, as lender (the “Loan,” described further below).  The cash consideration paid for our 94% interest was approximately $5.2 million, excluding closing costs, which we funded with proceeds from our public offerings of common stock.

Arbors Harbor Town is situated on approximately 14.7 acres and features three swimming pools, lighted tennis courts, and a 24-hour fitness facility.  The property, which was constructed in 1991, contains approximately 335,000 square feet of rental area and has an average unit size of approximately 960 square feet.  Arbors Harbor Town was approximately 96% leased as of December 19, 2011.

We believe that Arbors Harbor Town is suitable for its intended purpose and adequately covered by insurance.  We intend to make approximately $2.6 million of interior and exterior improvements to the property.  We expect to fund these renovations and improvements with proceeds from the Loan and our public offerings of common stock.  Arbors Harbor Town is located in a submarket where there are a number of comparable properties that might compete with it.

On December 20, 2011, the Arbors Joint Venture entered into the Loan for $26 million.  The Loan is secured by the assets of Arbors Harbor Town, including the land, fixtures, improvements, contracts, leases, rents, and reserves.  The Loan is non-recourse to us.

The Loan bears interest at a fixed annual rate of 3.985%, and requires monthly interest payments during the first 24 months and both a monthly principal and interest payments thereafter, with any unpaid principal and interest due on the maturity date of January 1, 2019.  The Loan may be prepaid in its entirety, provided that if prepayment is made prior to December 31, 2016, a prepayment premium is required.

In our opinion, all material adjustments necessary to reflect the effects of the above transaction have been made.

We have made the following acquisitions since January 1, 2010:

			OP REIT II
Property Name	Date of Acquisition	Total Purchase Price(1)	Ownership Interest
Palms of Monterrey (2)	May 10, 2010	$25.4 million	90%
Holstenplatz	June 30, 2010	$12.5 million	100%
Inland Empire Distribution Center (formerly El Cajon Distribution Center)(3)	August 10, 2010	$50.3 million	16%
Archibald Business Center (4)	August 27, 2010	$9.5 million	80%
Parrot’s Landing	September 17, 2010	$42 million	90%
Original Florida MOB Portfolio	October 8, 2010	$47.1 million	90%
Gardens Medical Pavilion	October 20, 2010	$23.5 million	90	%(5)
Kauai Coconut Beach Hotel	October 20, 2010	$38 million	80%
Interchange Business Center	November 23, 2010	$30 million	80%
River Club apartments and the Townhomes at River Club (formerly referred to as the UGA Portfolio)	April 25, 2011	$32.8 million	85%
Babcock Self Storage	August 30, 2011	$3.5 million	85%
Lakes of Margate	October 19, 2011	$24.4 million	92.5%
Arbors Harbor Town	December 20, 2011	$31.5 million	94%

(1)         Purchase price is presented before closing costs for the acquired property and does not reflect any adjustments for ownership interest percentage.

(2)         Sold to an unaffiliated third party on January 5, 2012.

(3)         We purchased a 16% interest in Inland Empire Distribution Center (formerly El Cajon Distribution Center) and determined that we exercise significant influence over, but do not control this entity.  Therefore, we did not consolidate this entity and accounted for it under the equity method of accounting.  The property was sold on September 22, 2011.

(4)         Sold to an unaffiliated third party on December 22, 2011.

(5)         We own 90% of a 90% JV interest in the Gardens Medical Pavilion.

The following unaudited pro forma consolidated balance sheet as of September 30, 2011 is presented as if we acquired Arbors Harbor Town on September 30, 2011.  River Club apartments and the Townhomes at River Club and Babcock Self Storage were acquired prior to September 30, 2011, therefore, no other adjustments were made to the balance sheet.  The following unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2011 and for the year ended December 31, 2010 are presented as if we had acquired Palms of Monterrey, Holstenplatz, Archibald Business Center, Parrot’s Landing, Original Florida MOB Portfolio, Gardens Medical Pavilion, Kauai Coconut Beach Hotel, Interchange Business Center, River Club apartments and the Townhomes at River Club, Babcock Self Storage, the Lakes of Margate and Arbors Harbor Town on January 1, 2010.

This unaudited pro forma consolidated financial information should be read in conjunction with the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the nine months ended September 30, 2011 and our annual report on Form 10-K for the year ended December 31, 2010 and are not necessarily indicative of what the actual financial position or results of operations would have been had we completed the transaction as of the beginning of the periods presented, nor is it necessarily indicative of future results.

Behringer Harvard Opportunity REIT II, Inc.

Pro Forma Consolidated Balance Sheet (Unaudited)

(in thousands, except shares)

	September 30, 2011	Prior Acquisition Pro Forma	Pro Forma
	as Reported	Adjustments	Adjustments		Pro Forma
	(a)	(b)	(c)		September 30, 2011

Assets
Real Estate
Land and land improvements, net	$82,432	$8,888	$4,537		$95,857
Buildings and building improvements, net	205,930	13,949	25,588		245,467
Real estate under development	86	—	—		86
Total real estate	288,448	22,837	30,125		341,410

Cash and cash equivalents	81,320	(7,803)	(4,650)		68,867
Restricted cash	7,522	—	—		7,522
Accounts receivable, net	8,610	—	—		8,610
Receivable from related party	1,864	—	—		1,864
Prepaid expenses and other assets	1,680	450	457	(d)	2,587
Furniture, fixtures and equipment, net	7,266	872	544		8,682
Acquisition deposits	477	(462)	(520)		(505)
Deferred financing fees, net	4,199	—	—		4,199
Lease intangibles, net	7,812	661	831		9,304
Total assets	$409,198	$16,555	$26,787		$452,540

Liabilities and Equity
Notes payable	$205,148	$15,416	$26,000	(e)	$246,564
Accounts payable	2,495	—	—		2,495
Acquired below-market leases, net	1,417	20	—		1,437
Distributions payable	1,009	—	—		1,009
Accrued and other liabilities	6,937	—	—		6,937
Total liabilities	217,006	15,436	26,000		258,442

Commitments and contingencies Equity
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—	—		—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 outstanding	—	—	—		—
Common stock, $.0001 par value per share; 350,000,000 shares authorized, 24,576,034 shares issued and outstanding	2	—	—		2
Additional paid-in capital	218,012	—	—		218,012
Accumulated distributions and net loss	(38,306)				(38,306)
Accumulated other comprehensive income	220	—	—		220
Total Behringer Harvard Opportunity REIT II, Inc. equity	179,928	—	—		179,928
Noncontrolling interest	12,264	1,119	787	(f)	14,170
Total equity	192,192	1,119	787		194,098
Total liabilities and equity	$409,198	$16,555	$26,787		$452,540

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

Behringer Harvard Opportunity REIT II, Inc.

Pro Forma Consolidated Statement of Operations (Unaudited)

For the Nine Months Ended September 30, 2011

(in thousands, except per share amounts)

	Nine Months Ended September 30, 2011 as Reported	Prior Acquisition Pro Forma Adjustments	Consolidated Statement of Operations	Other Pro Forma		Pro Forma Nine Months Ended September 30,
	(a)	(b)	(c)	Adjustments		2011

Revenues
Rental revenue	$26,089	$4,461	$3,087	$—		$33,637
Hotel revenue	4,856	—	—	—		4,856
Interest income from real estate loans receivable	2,926	—	—	—		2,926
Total revenues	33,871	4,461	3,087	—		41,419

Expenses
Property operating expenses	14,967	1,470	907	—		17,344
Interest expense	7,217	1,168	—	790	(d)	9,175
Real estate taxes	3,683	491	472	—		4,646
Property management fees	1,049	170	123	(123	).(e)
				108	(f)	1,327
Asset management fees	2,205	286	—	236	(g)	2,727
General and administrative	1,667	—	—	—		1,667
Acquisition expense	1,786	—	—	—		1,786
Depreciation and amortization	11,803	1,011	—	884	(h)	13,698
Total expenses	44,377	4,596	1,502	1,895		52,370

Interest income, net	111	—	—	—		111
Other income, net	821	—	—	—		821
Income (loss) before equity in earnings of unconsolidated joint venture and noncontrolling interest	(9,574)	(135)	1,585	(1,895)		(10,019)
Equity in earnings of unconsolidated joint ventures	2,681	—	—	—		2,681
Net income (loss)	(6,893)	(135)	1,585	(1,895)		(7,338)
Net loss attributable to the noncontrolling interest	1,351	7	—	19	(i)	1,377
Net income (loss) attributable to Behringer Harvard Opportunity REIT II, Inc.	$(5,542)	$(128)	$1,585	$(1,876)		$(5,961)

Weighted average shares outstanding:
Basic and diluted	23,739					23,739

Loss per share:
Basic and diluted	$(0.23)					$(0.25)

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

Behringer Harvard Opportunity REIT II, Inc.

Pro Forma Consolidated Statement of Operations (Unaudited)

For the Year Ended December 31, 2010

(in thousands, except per share amounts)

	Year Ended December 31, 2010 as Reported	Prior Acquisition Pro Forma Adjustments	Consolidated Statement of Operations	Other Pro Forma		Pro Forma Year Ended December 31,
	(a)	(b)	(c)	Adjustments		2010

Revenues
Rental revenue	$13,341	$27,104	$3,886	$—		$44,331
Hotel revenue	954	5,712	—	—		6,666
Interest income from real estate loans receivable	4,953	(1,097)	—	—		3,856
Total revenues	19,248	31,719	3,886	—		54,853

Expenses
Property operating expenses	6,541	17,844	1,075	—		25,460
Interest expense	2,843	7,135	—	1,053	(d)	11,031
Real estate taxes	1,723	4,125	630	—		6,478
Property management fees	487	1,279	155	(155	).(e)
				136	(f)	1,902
Asset management fees	1,349	1,970	—	315	(g)	3,634
General and administrative	2,032	—	—	—		2,032
Acquisition expense	11,277	—	—	—		11,277
Depreciation and amortization	6,877	12,517	—	2,009	(h)	21,403
Total expenses	33,129	44,870	1,860	3,358		83,217

Interest income, net	483	—	—	—		483
Gain on sale of investment	204	—	—	—		204
Bargain purchase gain	5,492	(5,492)	—	—		—
Other expense	(133)		—	—		(133)
Income (loss) before equity in losses of unconsolidated joint ventures and noncontrolling interest	(7,835)	(18,643)	2,026	(3,358)		(27,810)
Equity in losses of unconsolidated joint ventures	(347)	—	—	—		(347)
Net income (loss)	(8,182)	(18,643)	2,026	(3,358)		(28,157)
Net loss atttributable to the noncontrolling interest	755	1,732	—	80	(i)	2,567
Net income (loss) attributable to Behringer Harvard Opportunity REIT II, Inc.	$(7,427)	$(16,911)	$2,026	$(3,278)		$(25,590)

Weighted average shares outstanding:
Basic and diluted	19,216					19,216

Loss per share:
Basic and diluted	$(0.39)					$(1.33)

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

Unaudited Pro Forma Consolidated Balance Sheets

a.                                      Reflects our historical balance sheet as of September 30, 2011.

b.                                      Reflects the acquisition of the Lakes of Margate on October 19, 2011.

c.                                       Reflects the acquisition of Arbors Harbor Town for total consideration transferred of $31.5 million which consisted of $5.5 million cash and the remaining $26 million was provided by a mortgage loan from an unaffiliated third party.  The cash consideration paid for our 94% interest was approximately $5.2 million.  We have preliminarily allocated our purchase price to the assets and liabilities below and estimated the remaining useful lives of the tangible and intangible assets as follows (amounts in thousands):

Description	Allocation	Estimated Useful Life

Land	$3,792	—
Buildings	24,713	25 years
Land improvements	745	20 years
Signage, landscaping and misc. site improvements	875	20 years
Lease intangibles, net	831	5 months
Furniture, fixtures and equipment	544	5 years
	$31,500

We have preliminarily allocated the purchase price to the above tangible and identified intangible assets acquired and liabilities assumed based on their fair values in accordance with general accepted accounting principles as follows:

Upon the acquisition of real estate properties, we recognize the assets acquired, the liabilities assumed, and any noncontrolling interest as of the acquisition date, measured at their fair values.  The acquisition date is the date on which we obtain control of the real estate property.  The assets acquired and liabilities assumed may consist of buildings, any assumed debt, identified intangible assets and asset retirement obligations.  Identified intangible assets generally consist of the above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships.  Goodwill is recognized as of the acquisition date and measured as the aggregate fair value of the consideration transferred and any noncontrolling interests in the acquiree over the fair value of identifiable net assets acquired.  Likewise, a bargain purchase gain is recognized in current earnings when the aggregate fair value of the consideration transferred and any noncontrolling interests in the acquiree is less than the fair value of the identifiable net assets acquired.  Acquisition-related costs are expensed in the period incurred.

Initial valuations are subject to change until our information is finalized, which is no later than twelve months from the acquisition date.

The fair value of the tangible assets acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and buildings.  Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods.  The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method.

We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to (a) the remaining non-cancelable lease term for above-market leases, or (b) the remaining non-cancelable lease term plus any fixed rate renewal option for below-market leases.  We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the above determined lease term.

Notes to Unaudited Pro Forma Consolidated Financial Statements

The estimates of fair value of in-place leases include an estimate of carrying costs during the expected lease-up periods for the respective spaces, considering current market conditions.  In estimating fair value of in-place leases, we consider items such as real estate taxes, insurance and other operating expenses, as well as lost rental revenue during the expected lease-up period and carrying costs that would have otherwise been incurred had the leases not been in place, including tenant improvements and commissions.  The estimates of the fair value of tenant relationships also include costs to execute similar leases.  We amortize the value of in-place leases to expense over the term of the respective leases.

d.                                      Reflects the $15.4 million assumption of two Freddie Mac-financed mortgages in connection with the acquisition of the Lakes of Margate, along with associated deferred financing costs of approximately $0.5 million.

e.                                       Reflects the $26 million mortgage loan in connection with the acquisition of Arbors Harbor Town, along with associated deferred financing costs of approximately $0.5 million.

f.                                        Reflects the noncontrolling interest share of the allocated pro forma assets.

Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2011

a.                                      Reflects our historical operations for the nine months ended September 30, 2011.

b.                                      Reflects the pro forma adjustments for the acquisition of River Club apartments and the Townhomes at River Club, which were acquired on April 25, 2011, Babcock Self Storage, which was acquired on August 30, 2011, and the Lakes of Margate, which was acquired on October 19, 2011 as if the properties had been acquired on January 1, 2010.

c.                                       Reflects the historical revenues and certain operating expenses of Arbors Harbor Town for the nine months ended September 30, 2011.

d.                                      Reflects the anticipated interest expense associated with the mortgage loan in connection with the purchase of Arbors Harbor Town.

e.                                       Reflects the reversal of historical property management fees for Arbors Harbor Town.

f.                                        Reflects the property management fees associated with the current management of Arbors Harbor Town, for a fee of 3.5% of annual gross revenues, as defined in the property management agreement.

g.                                       Reflects the inclusion of an asset management fee associated with Arbors Harbor Town, based on 1% of the asset basis.

h.                                      Reflects the depreciation and amortization of Arbors Harbor Town using the straight-line method over the estimated useful life of 25 years for buildings, 20 years for land improvements, 20 years for signage, landscaping and miscellaneous site improvements and 5 years for furniture, fixtures and equipment.

i.                                          Reflects the net income (loss) attributable to the noncontrolling interest of Arbors Harbor Town.

Notes to Unaudited Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Statement of Operations for the Year ended December 31, 2010

a.              Reflects our historical operations for the year ended December 31, 2010.

b.              Reflects the pro forma adjustments for the acquisition of the Palms of Monterrey, which was acquired on May 10, 2010, Holstenplatz, which was acquired on June 30, 2010, Archibald Business Center, which was acquired on August 27, 2010, Parrot’s Landing, which was acquired on September 17, 2010, the Original Florida MOB Portfolio, which was acquired on October 8, 2010, and Gardens Medical Pavilion and Kauai Coconut Beach Hotel, which were acquired on October 20, 2010, Interchange Business Center, which was acquired on November 23, 2010, River Club apartments and the Townhomes at River Club, which were acquired on April 25, 2011, Babcock Self Storage, which was acquired on August 30, 2011 and the Lakes of Margate, which was acquired on October 19, 2011, as if the properties had been acquired on January 1, 2010.

c.               Reflects the historical revenues and certain operating expenses of Arbors Harbor Town for the year ended December 31, 2010.

d.              Reflects the anticipated interest expense associated with the mortgage loan in connection with the purchase of Arbors Harbor Town.

e.               Reflects the reversal of historical property management fees for Arbors Harbor Town.

f.                Reflects the property management fees associated with the current management of Arbors Harbor Town, for a fee of 3.5% of annual gross revenues, as defined in the property management agreement.

g.               Reflects the inclusion of an asset management fee associated with Arbors Harbor Town, based on 1% of the asset basis.

h.              Reflects the depreciation and amortization of Arbors Harbor Town using the straight-line method over the estimated useful life of 25 years for buildings, 20 years for land improvements, 20 years for signage, landscaping and miscellaneous site improvements, and 5 years for furniture, fixtures and equipment.

i.                  Reflects the net income (loss) attributable to the noncontrolling interest of Arbors Harbor Town.

Notes to Unaudited Pro Forma Consolidated Financial Statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: February 23, 2012	By:	/s/ Andrew J. Bruce
Andrew J. Bruce
Chief Financial Officer